Exhibit 4.15

                           FORM OF OPTION CERTIFICATE
                           --------------------------

Option Certificate No.: (*)

Participant's Name: (*) (the "Participant")

Number of Options: (*)

Exercise Price: Cdn.$ (*)

Expiry Date: (*)

This Certificate represents the number of options set forth above ("Participant Options") of Golden Star Resources Ltd. (the "Corporation"). Each Participant Option hereby entitles the Participant to purchase one (1) common share of the Corporation (the "Participant Shares") at the Exercise Price specified above, subject to the terms and conditions set forth herein, including the Arrangement Stock Option Terms (2005) attached as Schedule "A" (the "Terms").

I.       Term of Participant Options

Except as otherwise provided in this Option Certificate or the Terms, each Participant Option may be exercised from the date hereof until the earlier of the Expiry Date set forth above or such earlier date as the Participant Option may terminate in accordance with the Terms (the "Option Period"). For greater certainty, in the event that the Participant Options would otherwise expire due to the completion of the arrangement contemplated by the agreement dated November 11, 2005 (the "Agreement") between the Corporation and St. Jude Resources Ltd. as a result of a Participant ceasing to be an employee, officer or director within 90 days after the completion of the arrangement contemplated by the Agreement, the Option Period will expire, and the Participant Options represented hereby will terminate, on the date that is 90 days after December 21, 2005. The Participant Options will expire at 5:00 p.m. (Denver time) on the last day of the Option Period.

II.      Method of Participant Option Exercise

Except as otherwise provided in this Option Certificate or the Terms, the Participant may exercise each Participant Option at any time during the Option Period by giving written notice of the Participant's intention to exercise Participant Options by completing the Notice of Exercise attached as Schedule "B" (or a substantively similar form) and submitting the Notice of Exercise to the Corporation at Golden Star Resources Ltd., 10901 W. Toller Drive, Suite 300, Littleton, Colorado, 80127-6312, U.S.A, Attention: Corporate Secretary.

The notice must be accompanied by payment in full of the aggregate purchase price for the Participant Shares being purchased (which is equal to the number of Participant Options being exercised multiplied by the Exercise Price) by cash, certified cheque or bank draft or such other form of payment as the Corporation may accept.

III.     Participant Options Non-assignable

No Participant Options or any interest therein are transferable or assignable by the Participant otherwise than by a legal will or pursuant to the laws of succession and no Participant Option may be exercised by anyone other than the Participant or the Participant's legal representative.

In the event Participant Options are exercised by the Participant's legal representative, the written Notice of Exercise must be accompanied by the appropriate proof such person(s) has the right to exercise the Participant Options and such other documentation as the Corporation may reasonably request.

IV.      U.S. Securities Law Limitation

The Corporation intends to file a registration statement registering the issuance of the Participant Shares issuable on exercise of the Participant Options under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The Participant represents and agrees that the Participant Options shall not be exercisable unless (i) the registration statement registering the issuance of the Participant Shares issuable upon exercise of the Participant Option is effective or (ii) unless, in the opinion of counsel for the

Corporation, the proposed issuance of such Participant Shares would be exempt from the registration requirements of the Securities Act and from the qualification requirements of any applicable state securities law and in such case, the certificate representing Participant Shares issued shall bear a legend to that effect. The Corporation may require, as a condition of the exercise of the Participant Options, that the Participant make such further representations and execute and deliver such other documents as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Securities Act and other laws.

V.       No Rights

The holding of Participant Options does not constitute a condition of employment, officership or directorship or any other relationship with the Corporation or any of its affiliates, nor a commitment on the part of the Corporation or any of its affiliates to ensure the Participant's continued employment, officership or directorship or any such other relationship. The Participant has none of the rights of a shareholder with respect to any of the Participant Shares subject to the Participant Options granted hereunder until the Participant Shares are issued in the Participant's name following the due exercise of the Participant Options.

VI.      Responsibilities

The Participant Options represented hereby do not provide any guarantee against loss or profit which may result from fluctuations in the market value of the common shares of the Corporation. The Corporation does not assume responsibility for personal income tax incurred or other tax consequences. The Participant is advised to consult with the Participant's own tax advisors regarding the tax treatment of Participant Options on the exercise thereof and on any subsequent sale of Participant Shares issued upon the exercise of any such Participant Options.

VII.     Other Important Provisions

This Certificate and the Terms and all related matters shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The Participant acknowledges and is deemed to acknowledge that the Participant Options represented hereby are subject to all provisions of this Option Certificate and the Terms (as they may be amended or changed from time to time by the Corporation). In the event of any inconsistency between the Terms and this Option Certificate, the Terms shall govern.

Dated as of this 21st day of December, 2005.

                                             GOLDEN STAR RESOURCES LTD.


                                             By: _______________________________
                                                  Name: Allan Marter
                                                  Title: Chief Financial Officer

ACKNOWLEDGEMENT

I have reviewed the provisions of this Option Certificate and the Terms and I acknowledge and agree that the Participant Options are subject to the terms and conditions of this Option Certificate and the Terms (as they may be amended or changed from time to time) and I hereby confirm my acceptance of the Participant Options under the provisions, terms and conditions set forth in this Option Certificate and the Terms, as evidenced by my signature below.

Dated this ________ day of _______________________, 200___.



-----------------------------
Participant's Signature

                                  SCHEDULE "A"

                           GOLDEN STAR RESOURCES LTD.

                      ARRANGEMENT STOCK OPTION TERMS (2005)

1.       PURPOSE

These Arrangement Stock Option Terms (the "Terms") of Golden Star Resources Ltd. (the "Corporation") govern the terms of the common share stock purchase options (the "Options") of the Corporation that are issued pursuant to an arrangement agreement dated November 11, 2005 (the "Agreement") between the Corporation and St. Jude Resources Ltd. ("St. Jude") and in exchange for the outstanding options of St. Jude ("St. Jude Options").

For the purposes of the Terms the term "affiliate" shall have the same meaning ascribed thereto in the Ontario Securities Act (the "Act").

2.       IMPLEMENTATION

The Options and exercise of any Options pursuant to the Terms are subject to compliance with the applicable requirements of each stock exchange on which the common shares of the Corporation are listed and of any governmental authority or regulatory body to which the Corporation is subject.

3.       ADMINISTRATION

The Options and the Terms shall be administered by the Board of Directors of the Corporation (the "Board") which shall, without limitation but subject to the express provisions of the Terms, have full and final authority to interpret the Terms, to prescribe, amend and rescind rules and regulations relating to the Options and the Terms and to make all other determinations deemed necessary or advisable for the administration of the Options and the Terms. The Board may delegate any or all of its authority with respect to the administration of the Options and the Terms and any or all of the rights, powers and discretions with respect to the Options and the Terms granted to it hereunder to such committee of directors of the Corporation as the Board may designate and upon such delegation such committee of directors, as well as the Board, shall be entitled to exercise any or all of such authority, rights, powers and discretions with respect to the Terms. When used hereafter in the Terms, "Board" shall be deemed to include a committee of directors acting on behalf of the Board.

4.       NUMBER OF SHARES UNDER THE TERMS

The aggregate number of common shares of the Corporation subject to Options issued in exchange for St. Jude Options pursuant to the Terms (the "Option Shares") shall not exceed 2,533,176 authorized but unissued common shares without par value in the capital stock of the Corporation, subject to adjustment of such number pursuant to the provisions of Section 6.10 hereof. In the event that any Option for any reason expires or is terminated, those Option Shares allocated to the unexercised portion of such Option will no longer be capable of being issued.

5.       ELIGIBILITY

Options subject to the Terms only will be issued in exchange for, and to former holders ("Participants") of, St. Jude Options, provided that the total number of Option Shares does not exceed the number set forth in Section 4. Subject to the provisions of the Terms the total number of Option Shares to be made available under the Terms and to each Participant, the time or times and price or prices at which Options shall be issued, the time or times at which Options are exercisable, and any conditions or restrictions on the exercise of Options, shall be in the full and final discretion of the Board.

6.       TERMS AND CONDITIONS

All Options under the Terms shall be subject to the following terms and conditions:

6.1 Exercise Price

The exercise price to each Participant for each Option Share shall be as determined by the Board in accordance with the Agreement and as set forth in the Option Certificate of each Participant.

6.2 Acceleration of Vesting

In the event of a formal bid, as defined in the Act, being made for any of the common shares of the Corporation, the Participant may, notwithstanding the time or times specified in the Option Certificate (as defined in Section 6.5 below) for the exercise of the Option governed thereunder, elect to purchase all or any of the Option Shares then subject to such Option for the purpose of tendering such Option Shares under such formal bid, provided that the Board may take such steps and require such documentation from the Participant which in its opinion are necessary to ensure that such Option Shares are purchased for such purpose.

6.3 Going Private Transaction

In the event that an amalgamation, arrangement, consolidation or other transaction is proposed to be carried out as a consequence of which the interest of some or all of the holders of common shares of the Corporation may be terminated, whether pursuant to a statutory right of acquisition or otherwise, without the consent of such holders and without the substitution therefor of an interest of equivalent value in a security of the Corporation, an affiliate thereof or a successor to the Corporation that carries the right to participate in earnings to an unlimited degree or that by its terms is convertible into or exchangeable for or carries the right to purchase such a security, the Board may terminate the Option at the time of and subject to the completion of such amalgamation, arrangement, consolidation or other transaction by giving at least 10 days prior written notice of such termination to the Participant and paying to the Participant at the time of completion of such amalgamation, arrangement, consolidation or other transaction an amount equal to the fair value of such Option as determined by the Board, and absent manifest error the determination of the Board will be conclusive and binding on the Participant and the Corporation. For such purpose the Participant will be deemed to be entitled to exercise its rights as to the purchase of all of the Option Shares then covered by such Option notwithstanding any restrictions which may be specified in the Option Certificate for the exercise of the Option.

6.4 Limitation on Number of Options

If a Participant is a person other than a director, officer or employee of the Corporation, a Participant may not hold Options in excess of 2% of the Corporation's outstanding shares in a 12 month period. The aggregate number of Options which may be held by Participants who conduct investor relations activities for the Corporation may not exceed 2% of the Corporation's outstanding common shares in a 12 month period.

6.5 Option Certificate

All Options shall be represented by a certificate (the "Option Certificate") to which the Terms shall be attached, signed by or on behalf of the Corporation in the form as may be approved from time to time by the Board, such approval to be conclusively evidenced by the execution of the Option Certificate by any one director or officer of the Corporation. If there is any inconsistency between the terms of the Option Certificate and the Terms, unless the Option Certificate provides otherwise the provisions of the Terms shall govern.

6.6 Duration of Options

All Options shall expire on such date as determined by the Board, which date shall not be later than that date which is ten years from the date such Options were granted, and which expiry date shall be set forth in an Option Certificate.

6.7 Non Transferability of Options

All Options shall be non-transferable and non-assignable (whether absolutely or by way of mortgage, pledge or other charge) by a Participant and may be exercisable during the lifetime of the Participant only by such Participant.

6.8 Exercise and Payment

Any Option may be exercised by a Participant, or if applicable the legal representatives of a Participant, giving notice to the Corporation specifying the number of Option Shares in respect of which such Option is being exercised, accompanied by payment (by cash, certified cheque or bank draft or such other form of payment as the Corporation may accept and which shall be payable to the Corporation) of the entire exercise price (determined and as set forth in accordance with the Option Certificate) for the number of Option Shares specified in the notice. Upon any such exercise of an Option by a Participant the Corporation shall cause the registrar and transfer agent for the common shares of the Corporation to deliver to such Participant or the legal representative of such Participant, as the case may be, within 10 days following receipt by the Corporation of any such notice a share certificate in the name of such Participant or the legal representative of such Participant, as the case may be, representing the number of Option Shares specified in the notice.

6.9 Third Party Offer

If at any time when an Option remains unexercised with respect to any Option Shares, an offer to purchase all of the common shares without value of the Corporation is made by a third party, the Corporation may upon giving each Participant written notice to that effect, require the acceleration of the time for the exercise of the option rights granted under the Terms and of the time for the fulfilment of any conditions or restrictions on such exercise.

6.10 Alterations in Shares

In the event of a stock dividend, subdivision, redivision, consolidation, share reclassification (other than pursuant to the Terms) amalgamation, merger, consolidation, corporate arrangement, reorganization, liquidation or the like of or by the Corporation, the Board may make such adjustment, if any, of the number of Option Shares, or of the exercise price, or both, as it shall deem appropriate to give proper effect to such event. In any such event, the maximum number of shares available under the Terms may be appropriately adjusted by the Board. If because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of common shares in the Corporation for those in another company is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised Option rights granted under the Terms shall be treated including, without limitation, requiring the acceleration of the time for the exercise of such rights by the Participants and of the time for the fulfilment of any conditions or restrictions on such exercise. All determinations of the Board under this
Section 6.10 shall be full and final.

6.11 Termination

If a Participant becomes disqualified to act as a director of the Corporation or one of its affiliates, is dismissed as an officer or employee by the Corporation or one of its affiliates for cause or ceases to provide ongoing services to the Corporation or one of its affiliates, all unexercised Options of that Participant shall immediately terminate, notwithstanding the original term of the Option granted to such Participant; provided that, in the event of a St. Jude Option that would otherwise expire due to the completion of the arrangement contemplated by the Agreement as a result of a Participant ceasing to be an employee, officer or director within 90 days after the completion of the arrangement contemplated by the Agreement, subject to receipt of any necessary regulatory approvals, the expiry date of such Option will be extended to the date that is 90 days after the date hereof.

6.12 Termination Other Than for Cause

If a Participant ceases to be a director, officer or employee of the Corporation or one of its affiliates or ceases to provide ongoing services to the Corporation or one of its affiliates for any reason other than:

     (a) as a result of becoming disqualified to act as a director of the Corporation or one of its subsidiaries;

     (b)  having been dismissed for cause as provided in Section 6.11; or

     (c)  as a result of the Participant's death;

such Participant shall have the right for a period of time determined by the Board (the "Grace Period") from the date of ceasing to be a director, officer, employee or provider of services to exercise the Option with respect to all Option Shares of such Participant to the extent they were exercisable on the date of ceasing to be a director, officer, employee or provider of services; provided that, in the event of a St. Jude Option that would otherwise expire due to the completion of the arrangement contemplated by the Agreement as a result of a Participant ceasing to be an employee, officer or director within 90 days after the completion of the arrangement contemplated by the Agreement, subject to receipt of any necessary regulatory approvals, the expiry date of such Option will be extended to the date that is 90 days after the date hereof. Upon the expiration of the Grace Period all unexercised Option rights of that Participant shall immediately terminate, notwithstanding the original term of the Option.

6.13 Deceased Participant

Unless a shorter period is otherwise determined by the Board, in the event of the death of any Participant the legal representatives of the deceased Participant shall have the right for a period of one year or until the normal expiry date of the Option rights of such Participant, if earlier, from the date of death of the deceased Participant to exercise the deceased Participant's Option with respect to all Option Shares of the deceased Participant to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised Option rights of the deceased Participant shall immediately terminate, notwithstanding the original term of the Option. In the event the Option has been granted to a corporation wholly owned by a Participant the provisions of this Section 6.13 shall be applicable, with such changes as may be necessary, upon the death of such Participant.

7.       AMENDMENT AND DISCONTINUANCE OF TERMS

The Board may from time to time amend or revise the provisions of the Terms or may discontinue the application of the Terms at any time, provided that no such action may in any manner adversely affect the rights under any Options earlier granted to a Participant under the Terms without the consent of that Participant. Subject to applicable laws, any subsequent amendments or revisions to the Terms, or the discontinuance of the application of the Terms, shall not need to be approved by the shareholders of the Corporation.

8.       NO FURTHER RIGHTS

Nothing contained in the Terms or in any Option granted hereunder shall give any Participant or any other person any interest or title in or to any shares of the Corporation or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Terms and pursuant to the exercise of any Option, nor shall it confer upon any Participant any right to continue as a director, officer or employee of the Corporation or its affiliates or in any other relationship with the Corporation or its affiliates.

9.       DATE OF GRANT

The date of any Option shall be the date determined by the Board as set forth in an Option Certificate containing the terms specified by the Board.

10.      COMPLIANCE WITH LAWS

The obligations of the Corporation to issue common shares and deliver share certificates under the Terms are subject to such compliance by the Corporation and the Participants as the Corporation deems necessary or advisable with all applicable corporate and securities laws, rules and regulations and all applicable Toronto Stock Exchange and American Stock Exchange rules and policies.

11.      DATE OF TERMS

The Terms are dated as of December 21, 2005.

                                  SCHEDULE "B"

                                   OPTIONS OF

                           GOLDEN STAR RESOURCES LTD.

                               NOTICE OF EXERCISE


SECTION A - PURCHASE REQUEST - TO BE COMPLETED BY PARTICIPANT

Name:
      --------------------------------------------------------------------------

Mailing Address:
                 ---------------------------------------------------------------

Social Insurance Number:                           Telephone:
                         ------------------                   ------------------

Current Position in Corporation:
                                 -----------------------------------------------

--------------------------------------------------------------------------------
                   Number of
Option             Participant Options
Certificate Number Exercised Hereby *(A) Option Price (B) Purchase Price (A x B)
------------------ --------------------- ---------------- ----------------------

                                         Cdn.$            Cdn.$
------------------ --------------------  ---------------- ----------------------

                                         Cdn.$            Cdn.$
------------------ --------------------  ---------------- ----------------------

                                         Cdn.$            Cdn.$
------------------ --------------------  ---------------- ----------------------

                                    Total Purchase Price: Cdn.$
                                                               -----------------

Method of Payment:     [ ] Cash      [ ] Certified cheque     [ ] Bank draft

*I hereby elect to exercise the number of Participant Options to purchase common shares of Golden Star Resources Ltd. as indicated above.


Signature:                                      Date:
           ----------------------------               --------------------------